EXHIBIT 10.23.3

GUARANTY

(For a Specific Loan)

(Limited)

Loan Number: 1000137842

“Loan Documents” means, collectively, all present and future promissory notes, loan agreements, security agreements and other agreements, instruments and documents related to the loan or other extension of credit made by the Bank identified herein, as the lender or creditor, to the Borrower identified herein which relate to the Loan Number set forth above, and any amendment to or replacement or substitution for any such agreements or documents.

Borrower Name: EASTERN OIL WELL SERVICE COMPANY

1. For valuable consideration, the receipt of which is hereby acknowledged, the undersigned (“Guarantor”) unconditionally guarantees to JPMorgan Chase Bank, N.A. (hereinafter called the “Bank”) the full and prompt performance by the Borrower identified above (hereinafter called “Borrower” of all obligations which “Borrower” now has or may hereafter have to the Bank under the Loan Documents (as defined herein), whether now existing or hereafter arising, and unconditionally guarantees the prompt payment when due, (whether at scheduled maturity, upon acceleration or otherwise) of any and all sums, indebtedness and liabilities of whatsoever nature under the Loan Documents, due or to become due, direct or indirect, absolute or contingent, now or hereafter at any time owed or contracted by Borrower to the Bank under the Loan Documents, and all costs and expenses of and incidental to collection of any of the foregoing, including reasonable attorneys’ fees (all of the foregoing hereinafter called “Obligations”).

2. This is an absolute and unconditional guarantee of payment and not a guarantee of collection. The Bank shall not be required, as a condition of the liability of Guarantor, to resort to, enforce or exhaust any of its remedies against the Borrower or any other party who may be liable for payment on any of the Obligations or to resort to, marshal, enforce or exhaust any of its remedies against any leased property or any property given or held as security for this Guaranty or any of the Obligations. Guarantor’s maximum liability hereunder is limited to the sum of: (a) $10,000,000.00 of the sum of (i) the outstanding Obligations on the Determination Date (hereinafter defined) and (ii) the Reinstated Obligations (hereinafter defined); and (b) all interest, charges and penalties that have accrued and from time to time continue to accrue on one hundred percent (100%) of the Obligations; and (c) all charges, costs, expenses, and fees as referred to in Section 8 hereof. The “Determination Date” shall be the first date that the Bank makes demand for payment upon the Guarantor. “Reinstated Obligations” means the amounts described in Section 7 hereof that Borrower paid prior to the Determination Date and that the Bank was required to return as the result of the bankruptcy, insolvency, or reorganization of Borrower or as the result of any other fact or circumstance.

3. Guarantor hereby waives and grants to the Bank, without notice to Guarantor and without in any way affecting Guarantor’s liability, the right at any time and from time to time, to extend other and additional credit, leases, loans or financial accommodations to Borrower apart from the Obligations, to deal in any manner as it shall see fit with any of the Obligations and with any leased property or security for any of the Obligations, including, but not limited to, (i) accepting partial payments on account of any of the Obligations, (ii) granting extensions or renewals of all, or any part of, the Obligations, (iii) releasing, surrendering, exchanging, dealing with, abstaining from taking, taking, abstaining from perfecting, perfecting, or accepting substitutes for any or all leased property or security which it holds or may hold for any of the Obligations, (iv) modifying, waiving, supplementing or otherwise changing any of the terms, conditions or provisions contained in any of the Obligations, and (v) the addition or release of any other party or person liable hereon, liable on the Obligations or liable on any other guaranty executed to guarantee any of the Obligations. Guarantor hereby agrees that any and all settlements, compromises, compositions, accounts stated and agreed balances made in good faith between the Bank and Borrower shall be binding upon Guarantor. No postponement or delay on the part of the Bank in the enforcement of any right hereunder shall constitute a waiver of such right.

4. Every right, power and discretion herein granted to the Bank shall be for the benefit of the successors or assigns of the Bank and of any transferee or assignee of any of the Obligations covered by this Guaranty. In the event any of the Obligations shall be transferred or assigned, every reference herein to the Bank shall be construed to mean, as to such Obligations, the transferee or assignee thereof. This Guaranty shall be binding upon each of the Guarantor’s executors, administrators, heirs, successors, and assigns.

5. This Guaranty shall continue in force for so long as Borrower shall be obligated to the Bank with respect to any of the Obligations. Guarantor expressly waives notice of the incurring by Borrower of any and all Obligations to the Bank. Guarantor also waives presentment, demand of payment, protest, notice of dishonor or nonpayment of or nonperformance of any and all Obligations.

6. Until Borrower and Guarantor have fully performed all of their obligations to the Bank (including, without limitation, payment in full in cash of all Obligations), Guarantor hereby waives any claims or rights which Guarantor might now have or hereafter acquire against Borrower or any other person primarily or contingently liable on any of the Obligations, which claims or rights arise from the existence or performance of Guarantor’s obligations under this Guaranty or any other guaranty or under any instrument or agreement with respect to any leased property or any property constituting collateral or security for this Guaranty or any other guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Bank or any other creditor which Guarantor now has or hereafter acquires, whether such claim or right arises in equity, under contract or statute, at common law, or otherwise.

7. The Bank’s rights hereunder shall be reinstated and revived, and this Guaranty shall be fully enforceable, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by the Bank upon the bankruptcy, insolvency or reorganization of Borrower, Guarantor, or any other person, or as a result of any other fact or circumstance, all as though such amount had not been paid.

8. Guarantor shall pay to the Bank all costs and expenses, including reasonable attorneys’ fees, incurred by the Bank in the enforcement or attempted enforcement of this Guaranty, whether or not suit is filed in connection therewith, or in the exercise by the Bank of any right, privilege, power or remedy conferred by this Guaranty.

9. Guarantor agrees that: (a) Guarantor shall not liquidate, dissolve, or suspend its business; (b) Guarantor shall not sell, transfer, or otherwise dispose of all, or a majority of, its assets, except that Guarantor may sell Guarantor’s inventory in the ordinary course of Guarantor’s business; and (c) Guarantor shall not enter into any merger, consolidation or similar reorganization unless such Guarantor is the surviving entity. There shall be no transfer of more than a 25% ownership interest in Guarantor by shareholders, partners, members or proprietors thereof in any calendar year without the Bank’s prior written consent. Guarantor assigns and grants to the Bank a security interest in all funds, balances, accounts, proceeds of collateral and/or other property of any kind of Guarantor or in which Guarantor has an interest now or hereafter in the possession, custody, or control JPMorgan Chase Bank, N.A. and any of its direct or indirect affiliates and subsidiaries, including, without limitation, J.P. Morgan Securities Inc. All financial covenants of Guarantor under any Affiliate Credit Agreement (as defined in Section 10 hereof) shall remain fully applicable to Guarantor and shall not be violated by Guarantor at any time. If for any reason whatsoever an Affiliate Credit Agreement is canceled, discharged or otherwise terminated, then, automatically and without any action by Lender or any other party, all financial covenants which are in effect as of the date immediately prior to the cancellation, discharge or termination of such Affiliate Credit Agreement shall remain in full force and effect, shall be incorporated in this Guaranty by reference, and shall be made a part of this Guaranty.

10. Guarantor agrees to furnish the following to the Bank as long as any the Obligations remains unpaid or any credit is available to Borrower under any of the Obligations: (a) annual audited financial statements setting forth the financial condition and results of operation of Guarantor (financial statements shall include balance sheet, income statement, statement of cash flows, and all notes thereto) within 105 days of the end of each fiscal year of Guarantor; (b) quarterly financial statements setting forth the financial condition and results of operation of Guarantor within 50 days of the end of each of the first three fiscal quarters of Guarantor; and (c) such other financial information as the Bank may from time to time request including, without limitation, financial reports filed by Guarantor with federal or state regulatory agencies. All financial statements shall be prepared in accordance with generally accepted accounting principles on a basis consistently applied. Guarantor will promptly notify the Bank in writing with full details if any event occurs or any condition exists which might materially and adversely affect the financial condition of Guarantor or any affiliate of Guarantor. Guarantor will promptly notify the Bank in writing of the commencement of any litigation to which Guarantor or any of its affiliates may be a party (except for litigation in which Guarantor’s or the affiliate’s contingent liability is fully covered by insurance) which, if decided adversely to Guarantor materially adversely affect the financial condition of Guarantor. Guarantor will immediately notify the Bank, in writing, of any judgment against Guarantor if such judgment would have the effect described in the preceding sentence. Notwithstanding the above requirements, if any Affiliate Credit Agreement exists, the financial reporting requirements of Guarantor under such Affiliate Credit Agreement shall remain fully applicable to Guarantor, and shall replace the financial reporting requirements set forth above. Guarantor agrees that any affiliate of JPMorgan Chase & Co. that receives any financial reports under any Affiliate Credit Agreement is hereby authorized to deliver complete copies of all such financial reports and related compliance certificates to the Bank in satisfaction of Guarantor’s obligation to deliver such information to the Bank. If for any reason whatsoever an Affiliate Credit Agreement is canceled, discharged or otherwise terminated and if no other Affiliate Credit Agreement remains in effect as to Guarantor, then, automatically and without any action by the Bank or any other party, all financial reporting requirements which are in effect as of the date immediately prior to the cancellation, discharge or termination of such Affiliate Credit Agreement shall remain in full force and effect, shall be incorporated in this Guaranty by reference, and shall be made a part of this Guaranty. “Affiliate Credit Agreement” means any loan, credit agreement, extension of credit, lease, or guaranty applicable to Guarantor or by which Guarantor is bound and in which the Bank or any subsidiary (direct or indirect) of JPMorgan Chase & Co. (or its successors or assigns) is the lender, creditor or lessor.

11. Reserved.

12. If there is more than one Guarantor, the obligations under this Guaranty are joint and several. In addition, each Guarantor under this Guaranty shall be jointly and severally liable with any other guarantor of the Obligations. If the Bank elects to enforce its rights against fewer than all guarantors of the Obligations, that election does not release the Guarantor from its obligations under this Guaranty. The compromise or release of any of the obligations of any of the other guarantors or Borrower shall not serve to waive, alter or release the Guarantor’s obligations. The failure of any person or entity to sign this Guaranty shall not discharge the liability of any other Guarantor. Each Guarantor shall provide its own financial statements according to the terms of the foregoing section.

13. Guarantor represents and warrants that Guarantor has relied exclusively on Guarantor’s own independent investigation of Borrower, the leased property and the collateral for Guarantor’s decision to guarantee Borrower’s Obligations now existing or thereafter arising. Guarantor agrees that Guarantor has sufficient knowledge of the Borrower, the leased property, and the collateral to make an informed decision about this Guaranty, and that the Bank has no duty or obligation to disclose any information in its possession or control about Borrower, the leased property, and the collateral to Guarantor. Guarantor warrants to the Bank that Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition of Borrower and that Guarantor is not relying on the Bank to provide such information either now or in the future. This Guaranty remains fully enforceable irrespective of any claim, defense or counterclaim which Borrower may or could assert on any of the Obligations including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, fraud, bankruptcy, accord and satisfaction, and usury, same of which Guarantor hereby waives along with any standing by Guarantor to assert any said claim, defense or counterclaim.

14. This Guaranty contains the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Guaranty is not intended to replace or supersede any other guaranty which Guarantor has entered into or may enter into in the future. Any Guarantor may enter into additional guaranties in the future, and such guaranties are not intended to replace or supersede this Guaranty unless specifically provided in that additional guaranty. The interpretation, construction and validity of this Guaranty shall be governed by the laws of the State of Ohio without reference to conflict of laws. With respect to any action brought by the Bank against Guarantor to enforce any term of this Guaranty, Guarantor hereby irrevocably consents to the jurisdiction and venue of any state or federal court in Ohio, where the Bank has its principal place of business and where payments are to be made by Borrower and Guarantor.

ALL PARTIES TO THIS GUARANTY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS GUARANTY.

PRIMEENERGY CORPORATION
(Guarantor)

By:

Title:	Executive Vice President

Taxpayer ID:	84-0637348

Date of Guaranty:	July 31, 2013